Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-51860) pertaining to the Employee Bond Purchase Plan of The Andersons of our report dated February 6, 1995, with respect to the consolidated financial statements and schedules of The Andersons included in the Annual Report (Form 10-K) for the year ended December 31, 1994.


                                             /s/ Ernst & Young LLP
                                             ERNST & YOUNG LLP

Toledo, Ohio
March 23, 1995